UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2017

KONARED CORPORATION

Nevada	000-55208	99-0366971
(State or other jurisdiction of incorporation)	(Commission	(IRS Employer Identification No.)
File Number)

1101 Via Callejon, #200, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (808) 212-1553

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 1.01       Entry into a Material Definitive Agreement
Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02       Unregistered Sale of Equity Securities.
Item 3.03       Material Modification to Rights of Security Holders.
Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2017, KonaRed Corporation (the "Company") entered into and closed a Series A Preferred Stock Purchase Agreement with Kona Holdings I LLC and Kona Holdings II LLC (together, the "Series A Investors"); entered into and closed a Series B Preferred Stock Purchase Agreement with three accredited investors (together, the "Series B Investors"); issued certain warrants to the Series A Investors and to the Series B Investors; entered into a consulting letter agreement with The Roberts Group, LLC (an affiliate of its chairman Shaun Roberts); and entered into an employment letter agreement with its chief executive officer Kyle Redfield.

Under the Series A Preferred Stock Purchase Agreement, the Series A Investors invested $2,200,000 in exchange for 1,554.26 shares of newly-issued Series A Preferred Stock. (On October 12, 2017, the Company borrowed $250,000 from Kona Holdings I LLC, which indebtedness was automatically converted on October 24, 2017 into the securities contemplated by the Series A Preferred Stock Purchase Agreement at a value of $262,500.  Accordingly, the new cash received on October 24, 2017 from the Series A Investors was $1,937,500.)  The price per share of Series A Preferred Stock was $1,415.46, which corresponds to $0.02831 per share of Common Stock on an as-if-converted basis.

Under the Series B Preferred Stock Purchase Agreement, the Series B Investors invested $356,949 in exchange for 252.17 shares of newly-issued Series B Preferred Stock. (The Series B Investors paid this purchase price in the form of surrender of a $203,968 indebtedness owed to Company director Gonzalo Camet (a Series B Investor), surrender of a $102,981 indebtedness owed to a second Series B Investor, and $50,000 cash received from a third Series B Investor.)  The price per share of Series B Preferred Stock was $1,415.51, which corresponds to $0.02831 per share of Common Stock on an as-if-converted basis.

The Company created the Series A Preferred Stock series and the Series B Preferred Stock series by filing respective Certificates of Designation with the Nevada Secretary of State on October 24, 2017.  The Series A Preferred Stock series has 6,500 authorized shares and the Series B Preferred Stock series has 810 authorized shares.  The Certificates of Designation provide that no dividends or distributions shall be declared or paid on the Common Stock unless and until the Series A Preferred Stock and the Series B Preferred Stock have received an aggregate dividends and distributions total of $1,415.4661 per share of Series A Preferred Stock and per share of Series B Preferred Stock; thereafter, any dividends and distributions shall be paid pro rata to the outstanding shares of Common Stock and (on an as-if-converted basis) Series A Preferred Stock and Series B Preferred Stock.  Shares of each Preferred Stock series have a liquidation preference of $1,415.4661 (less dividends previously received) per share, plus full participation rights.  (The dividend rights and liquidation preferences of the two series are pari passu with each other.)  Shares of each Preferred Stock series are convertible into Common Stock at a ratio of 50,000 shares of Common Stock per share (subject to adjustment under broad-based antidilution protection provisions).  The Series A Preferred Stock has significant protective provisions (i.e., veto rights); the Series B Preferred Stock does not.

Pursuant to the Certificates of Designation, the number of seats on the Company's Board of Directors is established at nine: four seats designated as Common Director seats, four seats designated as Series A Director seats, and one seat designated as a Swing Director seat.  The Series A Preferred Stock has general voting power on an as-if-converted basis and has a special right to elect the four Series A Directors.  The Series B Preferred Stock has general voting power on an as-if-converted basis but has no right to vote for any set of Directors.  The Common Stock has a special right to elect the four Common Directors and the Swing Director; provided, that if the Series A Investors' "Pre-Wired Warrants #1" (defined below) are exercised for at least $2,000,000, thereafter the Series A Preferred Stock shall have the special right to elect the Swing Director.  By virtue of the Series A Preferred Stock's Certificate of Designation, incumbent Directors Shaun Roberts, Kyle Redfield, Gonzalo Camet and Richard Fischler were sorted into the four Common Director seats and incumbent Directors Mark Masten, Brad Paris and Jim Tonkin were sorted into three of the four Series A Director seats.

Pursuant to the Series A Preferred Stock Purchase Agreement, the Series A Investors also collectively received:

-
Warrants to purchase, at an aggregate exercise price of $250,000, a number of shares of Common Stock equal to 5% of the number of shares of Company Common Stock which (as of the time the warrant is exercised) are then outstanding (on a fully diluted basis).  These warrants have a scheduled 10-year term.

-
Warrants to purchase, for nominal consideration, Series A Preferred Stock providing the Series A Investors up to an additional 12.50% of the Company, determined on a sliding scale to the extent that the Company's net sales in 2018 are less than $7,500,000.  The percentages would be calculated on a post-exercise basis assuming a pre-exercise pro forma shares count of 367,370,324 and would take into account, in the numerator, the 77,712,953 Common Stock equivalents represented by the Series A Investors' initial Series A Preferred Stock.  (These warrants would not be exercisable if the Company's net sales in 2018 are more than $7,500,000.)

-	Warrants to purchase 1,347.02 shares of Series A Preferred Stock during the last eight months of 2018, at an exercise price of $1,633.23 per share (the "Pre-Wired Warrants #1").

-	Warrants to purchase 1,010.25 shares of Series A Preferred Stock during 2019, at an exercise price of $2,177.68 per share.

-
Warrants to purchase, for nominal consideration, Series A Preferred Stock maintaining the Series A Investors' initial pro forma 21.15% of the Company, exercisable if, as, when and to the extent any Company Common Stock is ever in the future actually issued upon any Company stock options and warrants which were outstanding before October 24, 2017.  The percentages would be calculated on a post-exercise basis assuming a pre-exercise pro forma shares count of 367,370,324 and would take into account, in the numerator, the 77,712,953 Common Stock equivalents represented by the Series A Investors' initial Series A Preferred Stock.

-
Warrants to purchase on or after May 30, 2018 (but only if the Company is not "dark" in 2018 or 2019 due to (a) the Company being enjoined from "going dark" or from electing to remain "dark" or (b) the Securities and Exchange Commission not allowing the Company to amend all its open Securities Act registration statements before December 31, 2017 in order to deregister all remaining unsold shares under such open Securities Act registration statements), for nominal consideration, a number of shares of Series A Preferred Stock representing (on an as-if-converted basis) 5% of the number of shares of Company Common Stock which (as of the time the warrant is exercised) are then outstanding (on a fully diluted basis).  [See below for explanation of the terms "going dark" and remaining "dark."]

-
Warrants to purchase Series A Preferred Stock, at an aggregate exercise price equal to the dollar amount of any settlements ever paid for breach of contract claims arising from the Company "going dark" or electing to remain "dark" and at an exercise price per share of $1,388.24.

The Company and the Series A Investors also entered into an Investor Rights Agreement dated October 24, 2017, pursuant to which the Series A Investors received demand and piggyback registration rights and the Company agreed to pay Kona Holdings I LLC a financial consulting fee of $50,000 per year beginning April 24, 2018 (increasing to $75,000 per year after the Company achieves net sales of at least $7,000,000 in a calendar year).

The Company and the Series A Investors and (in their individual capacities) Company directors Shaun Roberts, Kyle Redfield and Gonzalo Camet also entered into a Stockholders Agreement dated October 24, 2017, pursuant to which the individuals subjected their Company shares to a right of first refusal in favor the Series A Investors and to a drag-along right.  In addition, the individuals agreed to, if the Series A Investors' Pre-Wired Warrants #1 are exercised for at least $2,000,000, thereafter vote their Company stock, on all matters other than Director elections, as directed by the Series A Investors.  Also, the Series A Investors and the individuals agreed not to vote any of their Company stock for any person as the Swing Director except a person who has substantial beverage industry experience and connections, is not affiliated with the Series A Investors, is not otherwise affiliated with the Company or any of its officers or directors, is (and continues to be) recommended by a majority of the current Directors, is reasonably acceptable to the Series A Investors and is reasonably acceptable to a majority in interest of the three individuals (provided, that if the Series A Investors' Pre-Wired Warrants #1 are exercised for at least $2,000,000, thereafter it would be permissible for the Swing Director to be a person affiliated with the Series A Investors so long as such person meets such other qualifications).

The Series A Investors are affiliates of Venice Brands, LLC.

Pursuant to the Series B Preferred Stock Purchase Agreement, the Series B Investors also collectively received:

-	Warrants to purchase 218.55 shares of Series B Preferred Stock during the last eight months of 2018, at an exercise price of $1,633.26 per share.

-
Warrants to purchase 163.92 shares of Series B Preferred Stock during 2019, at an exercise price of $2,177.58 per share.  These warrants are exercisable only if the Series B Investors' 218.55 Series B Preferred Stock warrants for 2018 were fully exercised and the Series A Investors' Pre-Wired Warrants #1 were also fully exercised.

In connection with the Series A Preferred Stock Purchase Agreement closing, changes were made in the employment status of Shaun Roberts and Kyle Redfield.  Roberts will have the titles of Chairman and Founder and will no longer be a Company employee, but The Roberts Group, LLC (an affiliate of Roberts) entered into a one-year consulting agreement with the Company.  Redfield will have the title of Chief Executive Officer and entered into a new two-year employment agreement with the Company.

Under the consulting agreement, The Roberts Group, LLC will receive a consulting fee of $110,000 per year, plus an ongoing 5% commission on Company sales to Connected Coffee Trading Co. for distribution to China, and will also be eligible for a discretionary annual cash bonus against a 15% bonus target.  The Roberts Group, LLC will also receive an office rent allowance of $900 per month and an automobile allowance of $600 per month.  Roberts received 7,347,406 Common Stock nonqualified stock options under the Company's new 2017 Equity Incentive Plan, at an exercise price of $0.042 per share.  In addition, in lieu of $27,300 of the cash bonuses owed for services through September 30, 2017, Roberts received 19.29 Series B Preferred Stock nonqualified stock options under the Company's new 2017 Series B Equity Incentive Plan, at an exercise price of $1,415.4661 per share.

Under the employment agreement, Redfield will receive a salary of $210,000 per year, increasing to $250,000 per year effective October 24, 2018 (but subject to prospective rollback effective January 1, 2019 if the Company achieves less than $7,000,000 in net sales in 2018), and will also be eligible for a discretionary annual cash bonus against a 15% bonus target.  Redfield will also receive an automobile allowance of $650 per month.  Redfield received 18,368,516 Common Stock nonqualified stock options under the Company's new 2017 Equity Incentive Plan, at an exercise price of $0.042 per share.  In addition, in lieu of $94,988 of the cash bonuses owed for services through September 30, 2017, Redfield received 67.11 Series B Preferred Stock nonqualified stock options under the Company's new 2017 Series B Equity Incentive Plan, at an exercise price of $1,415.4661 per share.

The foregoing descriptions are summaries and are qualified by reference to the full text of all the respective agreements.

Item 1.02       Termination of a Material Definitive Agreement.

On October 24, 2017, the Company terminated its Securities Purchase Agreement dated December 6, 2016 with PCF Holdings Group, LLC due to the counterparty's failure to complete its purchase of a third $140,000 tranche of newly-issued Company Stock Units (i.e., Common Stock and warrants).

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2017, the Company's Board of Directors elected Gregory Willsey to the Board of Directors for a "Series A Director" seat.  He is the controlling person of the Series A Investors, and his election was a condition to the closing of the Series A Preferred Stock Purchase Agreement.

On October 24, 2017, the Company's Board of Directors adopted a 2017 Equity Incentive Plan covering 36,737,032 shares of Common Stock and a 2017 Series B Equity Incentive Plan covering 88 shares of Series B Preferred Stock.  Each Plan authorizes incentive and nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, etc.

On October 24, 2017, the Company's Board of Directors approved, and the Company entered into, indemnification agreements with each of its directors (including Willsey).

Item 8.01       Other Events.

It was a condition to the closing of the Series A Preferred Stock Purchase Agreement that the Company "go dark" (terminate the registration of its Common Stock class under the Securities Exchange Act and suspend its Securities Exchange Act and Securities Act reporting obligations).  Accordingly, on October 24, 2017 the Company filed a Form 15 with the Securities and Exchange Commission.  The effect of this filing is to, 90 days thereafter (January 22, 2018) terminate the registration of the Company's Common Stock class under the Securities Exchange Act; accordingly, after such 90th day, none of the provisions of the Securities Exchange Act which are applicable to "public companies" and their directors, officers and 10% stockholders will apply to the Company and its directors, officers and 10% stockholders.  However, the Company's obligations to file periodic and current reports (Forms 10-K, 10-Q and 8-K) with the Securities and Exchange Commission will persist until suspended as described in the next sentence.  The Company's obligations to file periodic and current reports with the Securities and Exchange Commission will not be suspended for the remainder of 2017, but they will be suspended for 2018 and future years if the Company has no Securities Act registration statements effective during such years.  The Company intends to, and has committed to the Series A Investors to, amend all its open Securities Act registration statements before December 31, 2017 in order to deregister all remaining unsold shares under such open Securities Act registration statements, thereby ensuring that the Company's obligations to file periodic and current reports with the Securities and Exchange Commission will be suspended for 2018 and future years.  The effectuation of this intention would result in the Company being required to file its Form 10-K for the 2017 year in the first part of 2018, but would also result in the Company not being required to file any other Form 10-K, 10-Q or 8-K after December 31, 2017.

When a company goes "dark," public trading in its stock becomes much more difficult, and publicly trading would typically become illiquid and sporadic.  The Company's stock would be able to be publicly traded only on OTC Markets Group's "Pink" trading level.  The Company would cease to be legally required to provide (and would elect not to voluntarily provide) "current public information" such as would facilitate investor interest and Rule 144 trading eligibility.  (Thus, the phrase "going dark."  Although the Company would cease to be a "public company," references to the process described here as being a "going private" process would not be technically correct because "going private" means instead that a formerly-public company has been acquired.)

The Company believes that "going dark" is in the best interest of the Company and its shareholders.

The Company reminds its Common Stock shareholders that, even after the Company "goes dark" and is no longer a "public company," they would remain Company shareholders, and holders of Company equity, for their same number of shares of Company Common Stock.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

4.1	Certificate of Designation for Series A Preferred Stock, filed October 24, 2017 with the Nevada Secretary of State.
4.2	Certificate of Designation for Series B Preferred Stock, filed October 24, 2017 with the Nevada Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2017	KONARED CORPORATION

	By:	/s/ Kyle Redfield
	Name:	Kyle Redfield
	Title:	Chief Executive Officer